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                                                                    Exhibit 16.2

                     [Letterhead of Mantyla McReynolds LLC]



                               September 30, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC



Dear Sir/Madam:

We have read the statements included under Item 4 in the Form 8-K/A No. 1 dated September 30 2002, of Ventures-National, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Mantyla McReynolds

Mantyla McReynolds